UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2005

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25837	36-2681268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

(Address of Principal Executive Offices and Zip Code)

(312) 496-1200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employees Deferred Compensation Plan

The Board of Directors of Heidrick & Struggles International, Inc. (the “Company”) has adopted the Heidrick & Struggles International, Inc. U.S. Employees Deferred Compensation Plan (“Plan”) effective as of September 14, 2005. The purpose of the Plan is to provide a select group of management or highly-compensated employees of the Company and certain of its affiliates with an opportunity to defer the receipt of a portion of their annual compensation. All of the Company’s executive officers and certain others have been selected as eligible employees and invited to participate in the Plan. A copy of the Plan is attached hereto as Exhibit 10.1.

Employment Agreement of Jeffrey R. Scherb

On September 15, 2005, Heidrick & Struggles International, Inc. (the “Company”), and Jeffrey R. Scherb entered into a new employment agreement effective as of July 28, 2005 (the “Agreement”) that replaces an existing employment agreement. The Agreement runs for a term of twenty-four months and automatically renews for successive one-year periods unless sooner terminated. Pursuant to the Agreement, Mr. Scherb serves as Chief Technology and Operating Officer. Mr. Scherb is entitled to an annual base salary of $400,000 and an annual target bonus of $262,500. In addition to his base salary and target bonus, Mr. Scherb is eligible to continue to participate in the Company’s management compensation plans, including the Management Stock Option Plan, the Change in Control Severance Plan at Tier 1 and the Severance Pay Plan as a Top Employee. Pursuant to the Agreement, Mr. Scherb will be assigned to work in the Company’s London, England office and, in connection with this assignment, will receive certain expatriate benefits including reimbursement of relocation, housing and educational expenses and tax equalization consistent with the Company’s tax equalization policy. Pursuant to the Agreement Mr. Scherb will also receive certain health and welfare and other benefits. If Mr. Scherb resigns or is terminated without cause, the Company will pay Mr. Scherb his base salary through the termination date and any amounts contemplated by applicable law and the Company’s management compensation plans. The Agreement requires Mr. Scherb to refrain from competing with the Company and soliciting the Company’s customers during his employment and, under defined circumstances, for 6 months following termination. The Agreement also prohibits Mr. Scherb from soliciting any of the Company’s employees, under defined circumstances, for a period of 6 months following termination.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 8.01. Other Events

On September 16, 2005, Heidrick & Struggles International, Inc. issued a press release announcing the authorization by its Board of Directors of a $50 million stock repurchase program. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Heidrick & Struggles International, Inc. U.S. Employees Deferred Compensation Plan

10.2	Employment Agreement, dated September 15, 2005 between Jeffrey R. Scherb and the Company

99.1	Press release, dated September 16, 2005 regarding the authorization of a $50 million stock repurchase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2005

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

By:	/s/ K. Steven Blake
K. Steven Blake
General Counsel and Secretary